Exhibit 10.6

CONFIDENTIAL SETTLEMENT AND RELEASE AGREEMENT

This Confidential Settlement and Release Agreement is made effective this 28th day of May, 2025 (the “Effective Date”), by and between Robert Bollinger, a Pennsylvania resident (“Lender”), Gene Kohut in his capacity as the Receiver for Bollinger Motors, Inc., a Delaware corporation with its principal place of business in Michigan (“Borrower”), and Mullen Automotive, Inc., a Delaware corporation with its principal place of business in California (“Mullen”), which is the largest shareholder of Bollinger Motors, Inc. Lender, Borrower, and Mullen are each a “Party”, and collectively shall be referred to herein as the “Parties”.

RECITALS

WHEREAS, on October 24, 2024, Lender lent $10,000,000 to Bollinger Motors, Inc. pursuant to an Amended and Restated Secured Promissory Note (the “Note”);

WHEREAS, on March 5, 2025, Lender maintains that an Event of Default occurred under the terms of the Note for failing to make payment when due;

WHEREAS, Lender accelerated all amounts due under the Note due to the alleged Event of Default;

WHEREAS, on March 21, 2025, Lender initiated a lawsuit in the United States District Court for the Eastern District of Michigan against Bollinger Motors, Inc. for breach of the Note and seeking the appointment of a receiver over Bollinger Motors, Inc.’s assets, which was assigned case number 25-cv-10790 (the “Lawsuit”);

WHEREAS, on May 7, 2025, the Court appointed the Receiver with full authority over Bollinger Motors, Inc. (the “Receiver”);

WHEREAS, Lender has lent to Borrower an additional $1,000,000 pursuant to a Secured Promissory Note dated May 15, 2025 (the “Second Note”);

WHEREAS, Borrower’s largest shareholder, Mullen, has resolved the restraining orders against it in the lawsuit pending in the United States District Court for the Southern District of New York brought by GEM Yield Bahamas Limited, which the Court referenced as a ground warranting appointment of the Receiver;

WHEREAS, Mullen has agreed to repay Lender the principal amount owed under the Note and the Second Note;

WHEREAS, starting on May 26, 2025, Mullen commits to pay all the expenses of the Receiver, his counsel, and Bollinger Motors, Inc., including Borrower’s payroll, to which Mullen and the Receiver may agree consistent with the Order Appointing Receiver entered in the Lawsuit;

WHEREAS, both Lender and Borrower believe that all intellectual property required for the production of Borrower’s vehicles remain assets of Borrower; however, to the extent Lender holds or owns any intellectual property for the production of Borrower’s vehicles, Lender agrees to transfer such intellectual property to Borrower, including the execution of any necessary documents; and neither Lender nor Borrower have taken any action to transfer any intellectual property of Borrower;

WHEREAS, the Parties desire to settle fully and finally all actual and potential claims, demands, causes of action and grievances, and all matters and claims known and unknown between them; and

WHEREAS, the Parties have agreed to resolve their disputes and now desire to formalize their settlement.

AGREEMENT

NOW, THEREFORE, pursuant to the foregoing recitals, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby stipulate and agree as follows:

1.    Incorporation of Recitals. The Recitals set forth above are incorporated herein and shall become part of this Agreement.

2.    Payment to Lender. In consideration for entering into this Agreement, Mullen agrees to pay Lender Eleven Million Dollars ($11,000,000) (the “Settlement Amount”) within twenty-four (24) hours of the dismissal of the Lawsuit and removal of the Receiver. Payment of the Settlement Amount shall be made via wire transfer in United States dollars. By the end of the day on May 29, 2025, the funds for the Settlement Amount will be delivered from Mullen’s third-party funders to the trust account for its counsel, Dykema, and shall be held there until distributed to Lender. In the event, the Court does not enter an Order dismissing this Lawsuit and removing the Receiver, this Agreement shall be rendered void, and Dykema will return the funds to the third party funders, less any amounts due to the Receiver pursuant to Paragraph 3, which will be paid from Dykema to the Receiver. Payment of the Settlement Amount shall be deemed to be reimbursement of Lender’s principal amounts due and owing under the Note and the Second Note, which were secured by property valued in excess of the Settlement Amount. Payment of the Settlement Amount shall also be deemed a purchase of shares under the Common Stock Purchase Agreement between Mullen and the Borrower, dated July 26, 2024.

3.    Mullen to Fund Borrower. Starting on May 26, 2025, Mullen agrees to pay all the expenses of the Receiver, his counsel, and Bollinger Motors, Inc., including Borrower’s payroll, to which Mullen and the Receiver may agree consistent with the Order Appointing Receiver entered in the Lawsuit. Mullen’s obligations under this section of the Agreement shall continue until the Receiver is removed, or until the Court rules that it will not enter an Order dismissing this Lawsuit and removing the Receiver. Mullen agrees that the provisions of this section are material to Lender’s entry into this Agreement. Mullen’s failure to fund Borrower, without cure following three (3) days’ prior written notice, shall render this Agreement void, and Dykema will return the funds to Mullen, less any amounts due under this Paragraph, which will be paid from Dykema to the Receiver. Mullen’s payments pursuant to Paragraph 3 shall also be deemed a purchase of shares under the Common Stock Purchase Agreement between Mullen and the Borrower, dated July 26, 2024.

4.    Lender’s Release of Borrower, Bollinger Motors, Inc. and Mullen, and Discharge of Liens. Upon receipt of the Settlement Amount by Lender, except for the obligations created by this Agreement and as set forth herein, Lender, for himself, and on behalf of his agents, successors, heirs, assigns, and attorneys, hereby releases and discharges Borrower, Bollinger Motors, Inc. and Mullen, including their respective employees, owners, officers, directors, related and affiliated entities, affiliates, agents, attorneys, executors, beneficiaries, trustees, predecessors, successors, heirs, assigns, and all other persons or entities claiming through the foregoing, from any and all claims, counterclaims, debts (credit card or otherwise), liabilities, demands, obligations, costs, expenses, actions, and causes of action of every nature, character, and description, known or unknown, which Lender now owns or holds, or may have ever owned or held against Borrower, Bollinger Motors, Inc. and Mullen, including without limitation, arising out of or related to the Note, Second Note, and Lawsuit. Fourteen (14) days after the receipt of the Settlement Amount by Lender, Lender shall file termination statements for any recorded security interests he may hold against any assets of Borrower. Lender shall provide copies of such filings to counsel for Mullen and counsel for Borrower upon recording.

5.    Lender’s Assignment of Stock and Release of Rights Under Amended and Restated Stockholder’s Agreement. Upon receipt of the Settlement Amount by Lender, Lender shall have been deemed to transfer to Mullen, for the amount of One Dollar ($1.00), which shall have been deemed to have been paid, all shares he owns in Bollinger Motors, Inc. Upon such transfer of shares from Lender to Mullen, Lender agrees that he shall not have any rights under Bollinger Motors, Inc.’s Amended and Restated Stockholders Agreement, including any right to appoint anyone to the Board of Directors of Bollinger Motors, Inc. or to receive any financial reporting regarding the condition of Bollinger Motors, Inc. Lender further agrees that all of his options to purchase shares of Bollinger Motors, Inc. shall be terminated.

6.    Lender’s Non-Competition with Bollinger Motors, Inc. Lender agrees that he will not engage in any business or activity that directly competes with Bollinger Motors, Inc. or Mullen’s business within Michigan for three years after execution of this Agreement. Lender further agrees that he will not interfere with or attempt to influence or direct the operations of Bollinger Motors, Inc. in any manner, including but not limited to soliciting its customers or contacting its employees for any reason related to its or Mullen’s business.

7.    Bollinger Motors, Inc.’s Release of Lender. Except for the obligations created by this Agreement and set forth herein, upon execution of this Agreement, Borrower, for itself, and on behalf of Bollinger Motors, Inc. and its respective employees, stockholders, owners, officers, directors, related and affiliated entities, affiliates, agents, attorneys, executors, beneficiaries, trustees, predecessors, successors, heirs, assigns, the Receiver and his counsel, and all other persons or entities claiming through the foregoing, releases and forever discharges Lender and his agents, successors, heirs, assigns, and attorneys, from any and all claims, counterclaims, debts, liabilities, demands, obligations, costs, expenses, actions, and causes of action of every nature, character, and description, known or unknown, which Borrower now owns or holds, or may have ever owned or held against Lender, including without limitation, arising out of or related to the Note, Second Note, and Lawsuit.

8.    Mullen’s Release of Lender. Except for the obligations created by this Agreement and set forth herein, Mullen, for itself, and on behalf of its respective employees, stockholders, owners, officers, directors, related and affiliated entities, affiliates, agents, attorneys, executors, beneficiaries, trustees, predecessors, successors, heirs, assigns, and all other persons or entities claiming through the foregoing, releases and forever discharges Lender and his agents, successors, heirs, assigns, and attorneys, from any and all claims, counterclaims, debts, liabilities, demands, obligations, costs, expenses, actions, and causes of action of every nature, character, and description, known or unknown, which Borrower now owns or holds, or may have ever owned or held against Lender, including without limitation, arising out of or related to the Note, Second Note, and Lawsuit.

9.    Revival of Liability. If any payments or proceeds received by Lender under this Agreement are subsequently invalidated, declared to be fraudulent, voidable, or preferential, set aside, or required to be repaid to a trustee, to any obligor directly as a debtor-in-possession, to a receiver, or any other person, whether directly or indirectly, under any bankruptcy law, state or federal law, common law, or equitable cause, then Bollinger Motors, Inc.’s obligation to make all such payments under the Note and Second Note shall be revived and continue in full force and effect as if such payment or proceeds had never been received by Lender, and Lender may proceed with recording any security interests authorized by the Note or the Second Note.

10.    Assignment. The Parties represent and warrant that, prior to the date hereof, no Party has assigned any claims or any other right of any type that would be the subject of the released claims under this Agreement but for such assignment.

11.    Discharge and Removal of Receiver; Dismissal of Lawsuit. The Parties agree that, upon execution of this Agreement, Lender’s counsel shall file with the Court the Stipulation for Discharge and Removal of Receiver and Dismissal of Case with Prejudice, attached hereto as Exhibit A. The Parties agree to cooperate to ensure the Stipulation for Discharge and Removal of Receiver and Dismissal of Case with Prejudice is approved by the Court.

12.    Authority to Execute this Agreement. The Parties represent and warrant that they have read the Agreement and that each of the undersigned has full and complete authority to execute this Agreement. The Parties further represent and warrant that they have not sold, assigned, granted, or transferred to any other person, corporate or natural, any claim, demand, or cause of action encompassed by this Agreement.

13.    Entire Agreement. This Agreement constitutes the entire agreement between the Parties, and all prior negotiations and agreements are merged herein. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their heirs, successors, assigns, stockholders, officers, and directors. The provisions of this Agreement may be waived, modified, or amended only by the mutual written agreement of the Parties. The Parties further acknowledge that they are aware that they may hereafter discover facts related to this Agreement or the Lawsuit that are unknown, different from, or in addition to, the facts which they now know or believe to be true, but that it is their intention that this Agreement, including without limitation the releases and consideration given herein, shall remain enforceable and in full force and effect notwithstanding the discovery of any such unknown, different, or additional facts, and each of the Parties hereby waives any rights to rescind, revoke, or otherwise unwind this Agreement on that basis.

14.    Construction. The Parties hereby agree that this Agreement was the result of arms-length negotiation between the Parties. Each and every provision of this Agreement shall be construed as though the Parties participated equally in the drafting of this Agreement, and any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

15.    No Waiver. No delay or failure by any Party to exercise any right under this Agreement, and no partial single exercise of any right shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

16.    Severability. If any term or provision of this Agreement shall be determined to be invalid, illegal, and/or otherwise unenforceable, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

17.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan and any action relating to, or arising out of, this Agreement shall be maintained in a state or federal court located in Wayne or Oakland County, Michigan.

18.    Attorneys’ Fees. Each Party shall bear its own attorneys’ fees and costs incurred through the execution of this Agreement. In the event of any litigation to enforce the terms of this Agreement, however, the prevailing party will be entitled to recover its reasonable attorneys’ fees and costs.

19.    No Admission. The Parties understand and agree that this Agreement is a compromise of disputed claims and that the execution of this Agreement, and the payments provided herein, are not to be construed as an admission of liability on the part of the Parties.

20.    Confidentiality. The Parties agree to keep the terms and conditions of this Agreement confidential and agree that they shall not disclose the contents of this Agreement to any person or entity not a party to this Agreement. Notwithstanding the foregoing, the Parties may disclose the terms of this Agreement to such individuals as such Party may owe a fiduciary, contractual, or other legal obligation to disclose such matters, as well as to their legal and tax advisors where necessary. The Parties further agree that other than as necessary to enforce the terms of this Agreement, including dismissal of the Lawsuit as discussed in Paragraph 9, this Agreement shall not be used or disclosed in any court, arbitration, or other legal proceeding. If asked specifically by an person about the dispute resolved by this Agreement, the Parties each agree that they will state only that “they have resolved their differences and the terms of the settlement are confidential,” or similar words to that effect.

21.    Non-Disparagement. The Parties shall refrain from disparaging each other, or any of their officers, owners, stockholders, agents, principals, or representatives. Additionally, the parties shall not make any reference to, or make any complaint about, the Action, and if asked about the dispute, they shall simply state that the matter has been resolved.

22.    Legal Counsel. The Parties acknowledge and represent that they are and have been represented by legal counsel in connection with the consideration and execution of this Agreement or have determined that they do not wish to consult legal counsel prior to executing it and have knowingly declined to be so represented. The Parties represent and declare that, in executing this Agreement, each Party relied solely upon said Party’s own judgment, belief, and knowledge, and the advice and recommendation of the Party’s own independently selected legal counsel concerning the nature, extent, and duration of said Party’s rights and claims, and that said Party has not been influenced to any extent whatsoever in executing this Agreement by any representations or statements not expressly contained or referred to herein.

23.    Further Assurances. Each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be required to carry out the provisions hereof.

24.    No Duress or Coercion. The Parties hereby acknowledge and agree that they have entered into this Agreement of their own free will and volition and were not coerced to do so, nor under any duress at the time of executing this Agreement.

25.    Execution in Counterparts. This Agreement may be signed in counterparts, meaning that not all signatures need appear on the same page of the Agreement for it to be effective. Electronic or facsimile signatures shall be deemed to operate as originals.

IN WITNESS WHEREOF, and upon signature, the Parties have made this Settlement Agreement effective as of the date written first above.

For Robert Bollinger: /s/ Robert Bollinger Robert Bollinger	For Bollinger Motors, Inc. & Borrower: /s/ Gene Kohut Gene Kohut, Receiver

For Mullen Automotive, Inc.: /s/ David Michery David Michery, CEO

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